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                                                                    EXHIBIT 99.2

                        MEADOWBROOK INSURANCE GROUP, INC.
                                  (NYSE - MIG)

CONTACTS:

ROBERT S. CUBBIN   KENN R. ALLEN               CAROL SEGAL ZIECIK
PRESIDENT, CEO     SENIOR VICE PRESIDENT       VICE PRESIDENT
(248) 204-8031     PRESIDENT - RETAIL AGENCY   CORPORATE COMMUNICATIONS
                   OPERATIONS                  (248) 204-8162
                   (248) 204-8029

             MEADOWBROOK INSURANCE GROUP, INC. ANNOUNCES ACQUISITION
                       OF INSURANCE & BENEFIT CONSULTANTS

                              SOUTHFIELD, MICHIGAN
                                NOVEMBER 1, 2005

Meadowbrook Insurance Group, Inc. (NYSE/MIG) announced that its subsidiary, Florida Preferred Administrators, Inc., has entered into a purchase agreement to acquire certain assets of Insurance & Benefit Consultants ("IBC"), of Sarasota, Florida.

IBC is a Florida-based retail agency specializing in group and individual health insurance products and personal financial planning services. These services are offered by several highly-rated and financially secure insurance companies. IBC is one of the oldest Blue Cross Blue Shield (BCBS) General Agencies in the state of Florida, with over 27 years of experience doing business in the Sarasota, Venice and Bradenton areas.

"Consistent with Meadowbrook's goal to increase and diversify its fee and commission revenue, the acquisition of IBC geographically expands our agency operations and broadens our product offerings in the health and benefits field," commented Robert S. Cubbin, President and CEO of Meadowbrook Insurance Group.

Meadowbrook also announced that Michael A. Moran has joined the Company as President of IBC. In this capacity, Mr. Moran will be responsible for management and sales operations of the firm.

Mr. Moran, who was previously employed by Meadowbrook, will integrate his Blue Water Insurance Group, an agency and a payroll services company, into the IBC operations.

"IBC is a historically successful operation with proven results and a growing revenue base," stated Kenn R. Allen, Senior Vice President and President of Meadowbrook's Retail Agency Operations. "We are excited to have Mr. Moran join us to lead this office."

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PRESS RELEASE                                                             PAGE 2


ABOUT MEADOWBROOK INSURANCE GROUP

A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes", "expects", "anticipates", "estimates", or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.